Exhibit 23.2

                       Consent of Independent Auditors

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 12, 1996 (except for Note 14, as to which the date is August 30, 1996) in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-17581) and the related Prospectus of EPIX Medical, Inc. for the registration of 2,300,000 shares of its common stock.

                                             /s/ Ernst & Young LLP

                                                 Ernst & Young LLP

Boston, Massachusetts
January 25, 1997